Exhibit 4(k)

August 16, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Worthington Industries, Inc. — Form 10-K for the fiscal year ended May 31, 2004

Ladies and Gentlemen:

     Worthington Industries, Inc., an Ohio corporation, is today executing and filing a Form 10-K, Annual Report for the fiscal year ended May 31, 2004 (the “Form 10-K”).

     Pursuant to the instructions relating to the Exhibits in Item 601 of Regulation S-K, Worthington Industries, Inc., hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the form 10-K. Such long-term debt does not exceed 10% of the total assets of Worthington Industries, Inc., and its subsidiaries on a consolidated basis.

Very truly yours, WORTHINGTON INDUSTRIES, INC.
/s/ John S. Christie
John S. Christie
President and Chief Financial Officer